Filed Pursuant to Rule 424(b)(3)

Registration No. 333-253196

Prospectus

5,497,878 Shares of Common Stock and Shares of Common Stock Underlying Warrants

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 5,497,878 shares of our common stock, which are the shares of common stock currently outstanding and shares of common stock issuable upon the exercise of warrants held by the selling stockholders (the “Shares”). These shares of common stock consist of:

●	1,791,923 shares of our common stock (the “Series B Warrant Shares”) issuable upon exercise of the Series B Warrants (defined below) issued to Alpha Capital Anstalt (“Alpha”).

●	1,666,018 shares of our common stock (the “January 2021 Warrant Shares”) issuable upon exercise of the January 2021 Warrants (defined below) issued to the Subsequent Investors (defined below).

●	1,503,513 shares of our common stock (the “February 2021 Warrant Shares”) issuable upon exercise of the February 2021 Warrants (defined below) issued to the Subsequent Investors.

●	156,318 shares of our common stock issued to former directors and officers of Ameri (defined below).

●	14,121 shares of our common stock issued to Stacy Dakar, a former consultant of the Company.

●	365,985 shares of our common stock (the “Palladium Warrant Shares”) issuable upon exercise of the Palladium Warrants (defined below) issued to Palladium Holdings, LLC (“Palladium”).

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Series B Warrants, January 2021 Warrants, February 2021 Warrants and Palladium Warrants (collectively, the “Warrants”) if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, and any of their, pledgees, assignees and successors-in-interest, may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 15 of this prospectus.

Effective as of 4:02 pm Eastern Time on December 30, 2020, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for four shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split and the stock dividend.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ENVB.” On April 1, 2021, the last reported sale price of our common stock was $3.13 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 10 and in our most recent Annual Report on Form 10-K (the “10-K”), which is incorporated by reference in this prospectus, as well as in any other recently filed quarterly or current reports and, if any, in any applicable prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2021.

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the common stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sell shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

1

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the sections entitled “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

●	the impact of the novel coronavirus (COVID-19) on our ongoing and planned clinical trials;
●	the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed;
●	delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials;
●	the ability to establish or maintain collaborations on the development of therapeutic candidates;
●	the ability to obtain appropriate or necessary governmental approvals to market potential products;
●	the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms;
●	our ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors;
●	the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to our products, including patent protection; and
●	other factors discussed in this prospectus and the documents incorporated by reference herein, including those set forth under “Risk Factors” in the 10-K.

We have included important factors in the cautionary statements included in this prospectus and the documents we incorporate by reference herein and, including from the 10-K, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

2

PROSPECTUS SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus. You should also carefully consider the matters discussed in the section of this prospectus entitled “Risk Factors” and under similar sections of periodic reports incorporated herein by reference.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company” and “Enveric” refer to Enveric Biosciences, Inc. and its subsidiaries. We were previously known as AMERI Holdings, Inc. (“Ameri”). Following the completion of our offer to purchase all of the issued and outstanding shares of Jay Pharma, Inc. on December 30, 2020, we changed the name of our company from AMERI Holdings, Inc. to Enveric Biosciences, Inc. For more detail on the transaction with Jay Pharma, Inc. and related transactions, see section titled “Recent Development” below.

Company Overview

We are an early-development-stage biosciences company that is seeking to develop innovative, evidence-based prescription products and combination therapies containing cannabinoids to address unmet needs in cancer care. We seek to improve the lives of patients suffering from cancer, initially by developing palliative and supportive care products for persons suffering from certain side effects of cancer and cancer treatment such as pain or skin irritation. We currently intend to offer such palliative and supportive care products in the United States, following approval through established regulatory pathways.

We are also aiming to advance a pipeline of novel cannabinoid combination therapies for hard-to-treat cancers, including glioblastoma multiforme (GBM) and several other indications which are currently being researched.

We intend to bring together leading oncology clinicians and researchers, academic and industry partners so as to develop both external proprietary products and a robust internal pipeline of product candidates aimed at improving quality of life and outcomes for cancer patients. We intend to evaluate options to out-license our proprietary technology as we move along the regulatory pathway instead of building a small targeted selling organization and will potentially utilize a hybrid approach based on the indication and the results.

In developing our product candidates, we intend to focus solely on cannabinoids derived from hemp and synthetic materials containing no tetrahydrocannabinol (THC) in order to comply with U.S. federal regulations. Of the potential cannabinoids to be used in therapeutic formulations, THC, which is responsible for the psychoactive properties of marijuana, can result in undesirable mood effects. Cannabidiol (CBD) and cannabigerol (CBG), on the other hand, are not psychotropic and are therefore more attractive candidates for translation into therapeutic practice. In the future, we may utilize cannabinoids that are derived from cannabis plants, which may contain THC; however, we only intend to do so in jurisdictions where THC is legal. These product candidates will then be studied through a typical FDA drug approval process.

Product Candidates

Our pipeline of product candidates and key ongoing development programs are shown in the tables below:

Product Candidate	Targeted Indications	Partner(s)	Status	Expected Next Steps
Cannabinoid-Infused Topical Product	Oncology- related skincare conditions (e.g., radiodermatitis)	U.S.-Based Center of Excellence	Research & Development / Discovery	IND submission; Exploratory Phase 1/2 trial with patient enrollment anticipated in the second half of 2021

Cannabinoid + Chemotherapy Combination Therapy Oral synthetic CBD extract given alone or in combination with clomiphene, concurrently with dose-dense Temolozomide chemotherapy	Glioblastoma Multiforme Recurrent or progressive	Dr. Tali Siegal, Rabin Medical Center, Davidoff Institute of Oncology	Research & Development / Discovery	IND submission; Exploratory Phase 1/2 trial with patient enrollment anticipated during the second half of 2021

3

Additional Potential Development Programs	Potential Target Indications

Cannabinoid + Chemotherapy Combination Therapy

Clomiphene in combination with CBD in patients with selected locally advanced or metastatic breast cancer treated with standard adjuvant chemotherapy regimens

Breast Cancer

Recent Developments

Closing of the Tender Offer

On December 30, 2020, pursuant to the previously announced Tender Offer Support Agreement and Termination of Amalgamation Agreement dated August 12, 2020, as amended by that certain Amendment No. 1 to the Tender Offer Support Agreement and Termination of Amalgamation Agreement dated December 18, 2020 (as amended, the “Tender Agreement”), by and among us, Jay Pharma Inc., a Canada corporation and a wholly owned subsidiary of the Company (“Jay Pharma”), and certain other signatories thereto, we completed a tender offer (the “Offer”) to purchase all of the outstanding common shares of Jay. Following the effective time of the Offer, we changed the name of our company from AMERI Holdings, Inc. to Enveric Biosciences, Inc. and effected a 1-for-4 reverse stock split of the issued and outstanding common stock. Immediately following completion of the Offer and the transactions contemplated in the Tender Agreement, but without giving effect to the issuance of the Series B Warrants (as defined below), (i) the former Jay Pharma equity holders (including certain investors in private placements that closed prior to the completion of the Offer) owned approximately 82.3% of the Company; (ii) former Ameri equity holders owned approximately 14.5% of the Company; and (iii) a financial advisor to Jay Pharma and Ameri owned approximately 3.2% of the Company.

The common stock on The Nasdaq Capital Market, previously trading through the close of business on December 30, 2020 under the ticker symbol “AMRH,” commenced trading on The Nasdaq Capital Market, on a post-reverse stock split adjusted basis, under the ticker symbol “ENVB” on December 31, 2020.

Closing of Spin-Off

As previously reported, on January 10, 2020, Ameri and Ameri100 Inc. (“Private Ameri”) entered into a Share Purchase Agreement (the “Ameri Share Purchase Agreement”) pursuant to which Ameri agreed to contribute, transfer and convey to Private Ameri all of the issued and outstanding equity interests of the existing subsidiaries of Ameri, constituting the entire business and operations of Ameri and its subsidiaries, and wherein Private Ameri agreed to assume the liabilities of such subsidiaries (the “Spin-Off”).

On December 30, 2020, pursuant to the Ameri Share Purchase Agreement, Ameri consummated the Spin-Off and all of the issued and outstanding shares of Series A preferred stock of Ameri (the “Series A Preferred Stock”) were redeemed for an equal number of shares of Series A preferred stock of Private Ameri (“Private Ameri Preferred Stock”). Ameri contributed, transferred and conveyed to Private Ameri all of the issued and outstanding equity interests of the existing subsidiaries of Ameri, constituting the entire business and operations of Ameri and its subsidiaries, and Private Ameri assumed the liabilities of such subsidiaries.

4

Series B Warrants

Pursuant to the Tender Agreement, on December 31, 2020, we issued Series B Warrants (the “Series B Warrants”) to purchase 1,791,923 shares of common stock at an exercise price of $0.01 to Alpha Capital Anstalt (“Alpha”). We are obligated, among other things, to file a registration statement with SEC for purposes of registering the resale of the shares of common stock issuable upon exercise of the Series B Warrants by the investors. This prospectus is part of that required registration statement. The issuance of the Series B Warrants was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering. As described below under “Letter Agreement with Alpha”, on January 12, 2021, we have waived the lock-up restrictions on Alpha with respect to dispositions of the shares of common stock issuable upon exercise of the Series B Warrants (the “Series B Warrant Shares”), and Alpha agreed to limit its sales of shares of our common stock on each trading day to no more than 10% of the daily reported trading volume of common stock on the Nasdaq Stock Market for such trading day, provided, such limitation shall terminate if the closing price of our shares of common stock on the Nasdaq Stock Market exceeds $5.29 per share for five consecutive trading days.

Director and Officer Resignations and Appointments

Effective upon completion of the Offer, Srinidhi “Dev” Devanur, our former Executive Chairman and a former director of the board of directors, Brent Kelton, our former Chief Executive Officer, Barry Kostiner, our former Chief Financial Officer, Carmo Martella, a former director of the board of directors, Thoranath Sukumaran, a former director of the board of directors and Dimitrios Angelis, a former director of the board of directors, all tendered their resignations from their respective positions as officers and directors of our company.

Pursuant to the terms of the Tender Agreement, the board of directors appointed David Johnson, George Kegler, Sol Mayer and Marcus Schabacker to the board of directors at the effective time of the Offer.

Effective upon the completion of the Offer, the board of directors appointed David Johnson as our Chief Executive Officer and Chairman, Avani Kanubaddi as our Chief Operating Officer, John Van Buiten as our Chief Financial Officer, and Robert Wilkins as our Chief Medical Officer.

On December 29, 2020 at the special meeting of Ameri stockholders held to approve the Tender Agreement, the shareholders ratified the Bonus Shares Proposal, resulting in the issuance of shares previously awarded by Ameri’s board of directors to Mr. Devanur, Mr. Kelton, Mr. Kostiner and Brandon Gordon, our Executive Vice President, Business Development in lieu of cash bonuses, with a total of 156,318 post-split shares being awarded on December 30, 2020.

Of these shares, 67,635 had originally been awarded, subject to Ameri’s shareholders’ approval, on January 9, 2020, representing aggregate bonus payments of $675,000 divided by a price of $9.98, the closing price on the day immediately preceding board approval. A further 88,683 shares had been awarded, subject to Ameri’s shareholders’ approval, and subject to continued service through the end of 2020, on October 19, 2020, represent aggregate bonus payments of $525,000 divided by a price of $5.92, the closing price on the day immediately preceding board approval, resulting in a total of 156,318 shares granted to officers and directors,

The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Amended and Restated Certificate of Incorporation and Bylaws

In connection with the Tender Agreement, we filed an Amended and Restated Certificate of Incorporation and adopted amended and restated bylaws on December 30, 2020. For additional information regarding our organizational documents, please refer to our Current Report on Form 8-K filed with the SEC on January 6, 2021.

5

Delisting of Ameri Warrants

On December 30, 2020, we received a written notice (the “Notice”) from Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that our listed warrants (the “AMRHW Warrants”) would be suspended from listing on the Nasdaq Capital Market. A Form 25-NSE was filed with the SEC on December 30, 2020, which removed the AMRHW Warrants from listing and registration on the Nasdaq Capital Market.

The terms of the AMRHW Warrants are not affected by the delisting, and the AMRHW Warrants may still be exercised in accordance with their terms to purchase common stock of the Company.

The listing of the common stock, which is traded on the Nasdaq Capital Market under the symbol ENVB, is not affected by the delisting of the AMRHW Warrants.

Change in Certifying Accountant

On January 5, 2021, our Audit Committee of the board of directors approved the dismissal of Ram Associates, CPA (“Ram”) as our independent registered public accounting firm, effective December 31, 2020, and engaged Marcum LLP (“Marcum”) as our independent registered public accounting firm for the year ending December 31, 2020. Prior to the completion of the Offer, Marcum served as the independent registered public accounting firm of Jay Pharma, and we believe the change in auditors will be more efficient for reporting purposes.

January 2021 Registered Direct Offering

On January 12, 2021, we entered into a Securities Purchase Agreement (the “January 2021 Purchase Agreement”) with Alpha, The Hewlett Fund LP, Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”), Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Hudson Bay Master Fund Ltd (collectively, the “Subsequent Investors”), pursuant to which the Company issued and sold in a registered direct offering (the “January 2021 Direct Offering”) an aggregate of 2,221,334 shares of our common stock at an offering price of $4.5018 per share, for gross proceeds of approximately $10,000,000 before the deduction of fees and offering expenses. Under the January 2021 Purchase Agreement, the Subsequent Investors could choose to purchase pre-funded warrants (the “Pre-funded Warrants”) in lieu of shares of Common Stock. The offering closed on January 14, 2021.

The Pre-funded Warrants have an exercise price of $0.01 per share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until such Pre-funded Warrants are exercised in full. A holder of a Pre-funded Warrant may not exercise any portion of such holder’s Pre-funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the Beneficial Ownership Limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The shares, the Pre-funded Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-funded Warrants (the “Pre-funded Warrant Shares”) were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-233260), previously filed with the SEC on August 14, 2019, and declared effective by the SEC on November 19, 2019.

Pursuant to the January 2021 Purchase Agreement, in a concurrent private placement (the “January 2021 Private Placement”) that also closed on January 14, 2021, the Company issued to the Subsequent Investors, unregistered warrants to purchase up to 1,666,018 shares of Common Stock (the “January 2021 Warrants”). The January 2021 Warrants are exercisable immediately upon issuance and terminate five years following issuance and are exercisable at an exercise price of $4.9519 per share, subject to adjustment as set forth therein. A holder of January 2021 Warrants will not have the right to exercise any portion of its January 2021 Warrants if the holder, together with its affiliates, would beneficially own in excess of the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

6

The January 2021 Warrants and the shares of our Common Stock issuable upon the exercise of the January 2021 Warrants (the “January 2021 Warrant Shares”) were not registered under the Securities Act, were not offered pursuant to the shelf registration statement, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder as a transaction by the issuer not involving a public offering.

To induce the Subsequent Investors into the January 2021 Purchase Agreement, the Company also entered into a registration rights agreement, dated January 12, 2021 (the “January Registration Rights Agreement”), with the Subsequent Investors, pursuant to which, among other things, the Company agreed to prepare and file with the Securities and Exchange Commission this Registration Statement to register for resale of all of the January 2021 Warrant Shares.

Letter Agreement with Alpha

On January 12, 2021 we entered into a letter agreement (the “Letter Agreement”) with Alpha. Under the Letter Agreement, (i) we agreed to register 1,791,923 of the Series B Warrant Shares issuable upon the exercise of Series B Warrants, (ii) the Series B Warrant Shares will not be subject to an existing lock-up agreement between us and Alpha, and Alpha will no longer be subject to any limitations on its ability to dispose of the Series B Warrant Shares that are imposed by us to the extent permitted by applicable rules and regulations, (iii) Alpha agreed to limit its sales of common stock on each trading day to no more than 10% of the daily reported trading volume of common stock on the Nasdaq Stock Market for such trading day, provided, such limitation shall terminate if the closing price of our shares of common stock on the Nasdaq Stock Market exceeds $5.29 per share for five consecutive trading days and (iv) we will be free to waive the terms and conditions of any lock-up agreement between us and any of the former shareholders of Jay Pharma Inc. without the consent of, or notice to, Alpha once this registration statement registering the Series B Warrant Shares is declared effective by the SEC.

February 2021 Registered Direct Offering

On February 8, 2021, we entered into a Securities Purchase Agreement (the “February 2021 Purchase Agreement”) with the Subsequent Investors, pursuant to which the Company issued and sold in a registered direct offering (the “February 2021 Direct Offering”) an aggregate of 3,007,026 shares of our common stock at an offering price of $4.27 per share, for gross proceeds of approximately $12,800,000 before the deduction of fees and offering expenses. The offering closed on February 11, 2021.

The shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-233260), previously filed with the SEC on August 14, 2019, and declared effective by the SEC on November 19, 2019.

Pursuant to the February 2021 Purchase Agreement, in a concurrent private placement (the “February 2021 Private Placement”) that also closed on February 11, 2021, the Company issued to the Subsequent Investors, unregistered warrants to purchase up to 1,503,513 shares of Common Stock (the “February 2021 Warrants”). The February 2021 Warrants are exercisable immediately upon issuance and terminate five years following issuance and are exercisable at an exercise price of $4.90 per share, subject to adjustment as set forth therein. A holder of February 2021 Warrants will not have the right to exercise any portion of its February 2021 Warrants if the holder, together with its affiliates, would beneficially own in excess of the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The February 2021 Warrants and the shares of our Common Stock issuable upon the exercise of the February 2021 Warrants (the “February 2021 Warrant Shares”) were not registered under the Securities Act, were not offered pursuant to the shelf registration statement, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder as a transaction by the issuer not involving a public offering.

To induce the Subsequent Investors into the February 2021 Purchase Agreement, the Company also entered into a registration rights agreement, dated February 8, 2021 (the “February Registration Rights Agreement”), with the Subsequent Investors, pursuant to which, among other things, the Company agreed to prepare and file with the Securities and Exchange Commission this Registration Statement to register for resale of all of the February 2021 Warrant Shares.

7

Palladium Warrants

In connection with its role as financial advisor to the Company in the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement, the Company issued Palladium 155,493 warrants with an exercise price of $4.9519 and 210,492 warrants with an exercise price of $4.90 (the “Palladium Warrants”) on February 11, 2021. The Palladium Warrants and the shares of our Common Stock issuable upon the exercise of the Palladium Warrants (the “Palladium Warrant Shares”) were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder as a transaction by the issuer not involving a public offering.

Reverse Stock Split

Effective as of 4:02 pm Eastern Time on December 30, 2020, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for four shares. The net result of the reverse stock split was a 1-for-4 reverse stock split. We made proportionate adjustments to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units (if any) and warrants outstanding as of the effective times of the reverse stock split in accordance with the terms of each security based on the split ratio. Also, we reduced the number of shares reserved for issuance under our equity compensation plans proportionately based on the split ratios. Except for adjustments that resulted from the rounding up of fractional shares to the next whole share, the reverse stock split affected all stockholders uniformly and did not change any stockholder’s percentage ownership interest in our company. All share and related option and warrant information presented in this prospectus have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from these actions; however, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the reverse stock split.

Company Information

We were incorporated under the laws of the State of Delaware in February 1994 as Spatializer Audio Laboratories, Inc., which was a shell company immediately prior to the completion of a “reverse merger” transaction on May 26, 2015, whereby Ameri100 Acquisition, Inc., a Delaware corporation and newly created, wholly owned subsidiary, was merged with and into Ameri and Partners Inc. (“Ameri and Partners”), a Delaware corporation (the “2015 Merger”). As a result of the 2015 Merger, Ameri and Partners became Ameri’s wholly owned subsidiary with Ameri and Partners’ former stockholders acquiring a majority of the outstanding shares of Ameri common stock. The 2015 Merger was consummated under Delaware law pursuant to an Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015 (the “2015 Merger Agreement”), and in connection with the 2015 Merger, Ameri changed its name to AMERI Holdings, Inc. Ameri did business under the brand name “Ameri100”. Ameri Holdings, Inc., along with its eleven operating subsidiaries, provided SAP cloud, digital and enterprise services to clients worldwide. The Ameri Holdings, Inc. business ceased to be part of the Company on December 30, 2020, pursuant to the Spin-Off. On December 30, 2020, we completed the Offer and changed our name to “Enveric Biosciences, Inc.” Our principal corporate office is located at Enveric Biosciences, Inc., 4851 Tamiami Trail N, Suite 200, telephone (239) 302-1707. Our internet address is https://www.enveric.com/, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

8

THE OFFERING

Securities offered by the selling stockholders	Up to 5,497,878 shares of our common stock, par value $0.01 per share, including 1,791,923 shares that may be issued to the selling stockholders upon exercise of the Series B Warrants, 1,666,018 shares that may be issued to the selling stockholders upon exercise of the January 2021 Warrants, 1,503,513 shares that may be issued to the selling stockholders upon exercise of the February 2021 Warrants and 365,985 shares that may be issued to the selling stockholders upon exercise of the Palladium Warrants.

Selling stockholders	All of the shares of common stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 10 of this prospectus for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” on page 10 of this prospectus.

Plan of Distribution

The selling stockholders, and any of their pledgees, and successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 15 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 10 and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ trading symbol for common stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “ENVB.”

9

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks under the heading “Risk Factors” in the 10-K before making a decision about investing in our securities. The risks and uncertainties discussed in the 10-K are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

Series B Warrants

Pursuant to the Tender Agreement, on December 31, 2020, we issued Series B Warrants to purchase 1,791,923 shares of common stock at an exercise price of $0.01 to Alpha. We are obligated, among other things, to file a registration statement with SEC for purposes of registering the resale of the shares of common stock issuable upon exercise of the Series B Warrants by the investors. The issuance of the Series B Warrants was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering. As described above under “Letter Agreement with Alpha”, on January 12, 2021, we have agreed to register for resale the Series B Warrant Shares and have waived the lock-up restrictions on Alpha with respect to dispositions of the Series B Warrant Shares, and Alpha agreed to limit its sales of shares of our common stock on each trading day to no more than 10% of the daily reported trading volume of common stock on the Nasdaq Stock Market for such trading day, provided, such limitation shall terminate if the closing price of our shares of common stock on the Nasdaq Stock Market exceeds $5.29 per share for five consecutive trading days.

January 2021 Warrants

In the January 2021 Private Placement that closed on January 14, 2021, the Company issued to the Subsequent Investors January 2021 Warrants to purchase up to 1,666,018 shares of Common Stock. The January 2021 Warrants are exercisable immediately upon issuance and terminate five years following issuance and are exercisable at an exercise price of $4.9519 per share, subject to adjustment as set forth therein. A holder of January 2021 Warrants will not have the right to exercise any portion of its January 2021 Warrants if the holder, together with its affiliates, would beneficially own in excess of the beneficial ownership limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99%.

The January 2021 Warrants and the January 2021 Warrant Shares were not registered under the Securities Act, were not offered pursuant to the shelf registration statement, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder as a transaction by an issuer not involving a public offering.

To induce the Subsequent Investors into purchasing the January 2021 Warrants, the Company also entered into the January Registration Rights Agreement with the Subsequent Investors, pursuant to which, among other things, the Company agreed to prepare and file with the Securities and Exchange Commission this registration statement to register for resale of all of the January 2021 Warrant Shares.

February 2021 Warrants

In the February 2021 Private Placement that closed on February 11, 2021, the Company issued to the Subsequent Investors February 2021 Warrants to purchase up to 1,503,513 shares of Common Stock. The February 2021 Warrants are exercisable immediately upon issuance and terminate five years following issuance and are exercisable at an exercise price of $4.90 per share, subject to adjustment as set forth therein. A holder of February 2021 Warrants will not have the right to exercise any portion of its February 2021 Warrants if the holder, together with its affiliates, would beneficially own in excess of the beneficial ownership limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99%.

10

The February 2021 Warrants and the February 2021 Warrant Shares were not registered under the Securities Act, were not offered pursuant to the shelf registration statement, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder as a transaction by an issuer not involving a public offering.

To induce the Subsequent Investors into purchasing the February 2021 Warrants, the Company also entered into the February Registration Rights Agreement with the Subsequent Investors, pursuant to which, among other things, the Company agreed to prepare and file with the Securities and Exchange Commission this registration statement to register for resale of all of the February 2021 Warrant Shares.

Palladium Warrants

In connection with its role as financial advisor to the Company in the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement, the Company issued Palladium 155,493 warrants, with an exercise price of $4.9519 and 210,492 warrants with an exercise price of $4.90 on February 11, 2021. The Palladium Warrants and the Palladium Warrant Shares were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder as a transaction by the issuer not involving a public offering.

Bonus Shares

On December 29, 2020 at the special meeting of Ameri stockholders held to approve the Tender Agreement, the shareholders ratified the Bonus Shares Proposal, resulting in the issuance of shares (the “Bonus Shares”) previously awarded by Ameri’s board of directors to certain officers and directors of the company in lieu of cash bonuses, with a total of 156,318 post-split shares being awarded on December 30, 2020.

Of these shares, 67,6351 had originally been awarded to officers and directors, subject to Ameri’s stockholders’ approval, on January 9, 2020, representing aggregate bonus payments of $675,000 divided by a price of $9.98, the closing price on the day immediately preceding board approval. A further 88,683 shares had been awarded to officers and directors subject to Ameri’s stockholders’ approval, and subject to continued service through the end of 2020, on October 19, 2020, represent aggregate bonus payments of $525,000 divided by a price of $5.92, the closing price on the day immediately preceding board approval, resulting in a total of 156,318 shares granted to officers and directors, as detailed on the table below.

Recipient	January Approval	October Approval	Total
Srinidhi Devanur	25,050	42,230	67,280
Brandon Gordon	10,020	16,892	26,912
Brent Kelton	12,525	21,115	33,640
Barry Kostiner	20,040	8,446	28,486
Total	67,635	88,683	156,318

The shares issued to certain officers and directors of Ameri were issued on December 30, 2020. The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Dakar Settlement Shares

On January 11, 2021, the Company and Stacy Dakar entered into the General Release Agreement, pursuant to which the Company granted Ms. Dakar 14,121 shares of fully vested common stock in exchange for terminating the Consulting Agreement, dated as of June 1, 2019, by and between Ms. Dakar and Jay Pharma (the “Dakar Consulting Agreement”). The issuance of these shares was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

1 All prices and share numbers have been adjusted to reflect the 1-for-4 reverse stock split.

11

Relationships with the Selling Stockholders

Alpha has acted as an investor in numerous Enveric and Jay Pharma financings, including a bridge loan in the amount of $2,000,000 made to Jay Pharma pursuant to a secured promissory note dated as of January 10, 2020, as amended, a securities purchase agreement for $3,500,000 in Jay Pharma shares dated as of January 10, 2020, as amended, the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement.

Srinidhi Devanur served as executive chairman of Ameri prior to the Offer.

Brent Kelton served as chief executive officer of Ameri prior to the Offer.

Barry Kostiner served as Ameri’s chief financial officer prior to the Offer and currently provides consulting services to the Company pursuant to a consulting agreement lasting for 12 months following the Offer.

Brandon Gordon served as Executive Vice President, Business Development, Marketing and Alliances prior to the Offer.

Stacy Dakar provided certain consulting services to Jay Pharma and the Company pursuant to the Dakar Consulting Agreement, lasting until February 11, 2021.

The Hewlett Fund LP has acted as an investor in numerous Enveric financings, including the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement.

Alto has acted as an investor in numerous Enveric financings, including the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement.

Iroquois Master Fund Ltd. has acted as an investor in numerous Enveric financings, including the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement.

Iroquois Capital Investment Group LLC has acted as an investor in numerous Enveric financings, including the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement.

Hudson Bay Master Fund Ltd has acted as an investor in numerous Enveric financings, including the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement.

Palladium has acted as the Company’s financial advisor in numerous transactions, including the Offer, the January 2021 Direct Offering, the January 2021 Private Placement, the February 2021 Direct Offering and the February 2021 Private Placement.

Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

12

Information About Selling Stockholder Offering

The shares of common stock being offered by the selling stockholders are those previously issued to certain selling stockholders, and those issuable to other selling stockholders, upon exercise of the Warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of April 1, 2021, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to certain selling stockholders as described under “Bonus Shares” and “Dakar Settlement Shares” below and (ii) the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the applicable registration right agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Warrants a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at the election of the warrantholder, 9.99%) of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 5,497,878 shares of common stock. This reflects the aggregate number of shares of common stock into which the Warrants are exercisable, the Bonus Shares and the Dakar Settlement Shares.

	Ownership Before Offering				Ownership After Offering
Selling Stockholders	Number of shares of common stock owned		Maximum Number of shares offered		Number of shares of common stock owned	Percentage of common stock owned
Alpha Capital Anstalt (1)	3,659,660	(2)	3,093,316	(3)	566,344	2.9%
Srinidhi Devanur (4)	130,044	(5)	67,280		62,764	* %
Brent Kelton (6)	44,486	(7)	33,640		10,846	* %
Barry Kostiner (8)	28,486	(9)	28,486		0	0%
Brandon Gordon (10)	26,912	(11)	26,912		0	0%
Stacy Dakar	14,121	(12)	14,121		0	0%
The Hewlett Fund LP (13)	170,618	(14)	170,618		0	0%
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (15)	288,219	(16)	288,219		0	0%
Iroquois Master Fund Ltd. (17)	311,994	(18)	311,994		0	0%
Iroquois Capital Investment Group LLC (19)	579,417	(20)	579,417		0	0%
Hudson Bay Master Fund (21)	517,890	(22)	517,890		0	0%
Palladium Holdings, LLC (23)	483,184	(24)	365,985	(25)	117,199	* %

13

* Less than 1%

(1) Konrad Ackermann has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein.

(2) Represents (i) 1,791,923 shares of common stock issuable upon exercise of the Series B Warrants, (ii) 833,009 shares of common stock issuable upon exercise of the January 2021 Warrants, (iii) 468,384 shares issuable upon exercise of the February 2021 Warrants, (iv) 565,831 shares of common stock issuable upon exercise of certain other warrants and (v) 513 shares of common stock.

(3) Represents (i) 1,791,923 shares of common stock issuable upon exercise of the Series B Warrants, (ii) 833,009 shares issuable upon exercise of the January 2021 Warrants and (iii) 468,384 shares issuable upon exercise of the February 2021 Warrants.

(4) Mr. Devanur was a director of Ameri prior to the Offer.

(5) Represents (i) 67,280 shares of common stock issued as Bonus Shares and (ii) 62,764 shares of common stock previously acquired.

(6) Mr. Kelton was chief executive officer of Ameri prior to the Offer.

(7) Represents (i) 33,640 shares of common stock issued as Bonus Shares and (ii) 10,846 shares of common stock previously acquired, including 45 shares owned by a self-directed IRA.

(8) Mr. Kostiner was chief financial officer of Ameri prior to the Offer.

(9) Represents 28,486 shares of common stock issued as the Bonus Shares.

(10) Mr. Gordon was Executive Vice President, Business Development, Marketing and Alliances of Ameri prior to the Offer.

(11) Represents 26,912 shares of common stock issued as Bonus Shares.

(12) Represents 14,121 shares of common stock issued pursuant to the General Release Agreement.

(13) Martin Chopp has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 100 Merrick Road, Suite 4002, Rockville Centre, NY 11570.

(14) Represents 124,951 shares of common stock issuable upon exercise of the January 2021 Warrants and 45,667 shares of common stock issuable upon exercise of the February 2021 Warrants.

(15) Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(16) Represents 83,301 shares of common stock issuable upon exercise of the January 2021 Warrants and 204,918 shares of common stock issuable upon exercise of the February 2021 Warrants.

(17) Richard Abbe has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 125 Park Avenue, 25th Floor, New York, NY 10017.

(18) Represents 160,354 shares of common stock issuable upon exercise of the January 2021 Warrants and 151,640 shares of common stock issuable upon exercise of the February 2021 Warrants.

(19) Richard Abbe has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 125 Park Avenue, 25th Floor, New York, NY 10017.

(20) Represents 297,801 shares of common stock issuable upon exercise of the January 2021 Warrants and 281,616 shares of common stock issuable upon exercise of the February 2021 Warrants.

(21) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is 777 Third Ave, 30th Floor, New York, NY 10017.

(22) Represents 166,602 shares of common stock issuable upon exercise of the January 2021 Warrants and 351,288 shares of common stock issuable upon exercise of the February 2021 Warrants.

(23) Joel Padowitz has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 10 Rockefeller Plaza, Suite 909, New York, NY 10020.

(24) Represents 365,985 shares of common stock issuable upon exercise of the Palladium Warrants, 92,939 shares of common stock issuable upon the exercise of certain other Enveric warrants and 24,260 shares of common stock issuable upon the exercise of certain Ameri warrants.

(25) Represents 365,985 shares of common stock issuable upon exercise of the Palladium Warrants.

14

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales made after the effective date of the registration statement;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

15

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify certain of the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of Enveric as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference into this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

16

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at https://enveric.com/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, https://enveric.com/.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 1, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 6, 2021, as amended by Form 8-K/A filed with the SEC on January 11, 2021, and further amended by Form 8-K/A filed with the SEC on February 9, 2021, January 12, 2021, as amended by Form 8-K/A filed with the SEC on January 13, 2021, January 15, 2021, February 11, 2021, February 12, 2021, February 26, 2021, March 11, 2021 and March 23, 2021 respectively; and

●	the description of our common stock contained in Exhibit 4.1, “Description of Securities,” to the 10-K.

All reports and definitive proxy or information statements subsequently filed after the date of this initial registration statement and prior to effectiveness of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

17

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Enveric Biosciences, Inc.

Attn: John Van Buiten

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

You may also access the documents incorporated by reference in this prospectus through our website at https://enveric.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

18

5,497,878 Shares of Common Stock and Shares of Common Stock Underlying Warrants

PROSPECTUS